SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2007
GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8122 (Commission File Number)	94-1424307 (IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300 Santa Ana, California (Address of Principal Executive Offices)	92705 (Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
Item 8.01. Other Matters
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 16.1
EXHIBIT 99.1

     Item 4.01. Changes in Registrant’s Certifying Accountant
     As previously disclosed by Grubb & Ellis Company, a Delaware corporation (“GBE” or the "Company”), in its Current Report on Form 8-K filed December 13, 2007, the Company effected its merger with NNN Realty Advisors, Inc., a Delaware corporation (“NNN”), on December 7, 2007 pursuant to which NNN became a wholly owned subsidiary of the Company (the “Merger”). The closing of the Merger constituted a change of control of the Company, as the former stockholders of NNN in the aggregate own approximately 60% of the issued and outstanding common stock of the Company immediately subsequent to the Merger. In addition, the composition of the Company’s board of directors and executive management also changed upon the consummation of the Merger. The Merger will be accounted for using the purchase method of accounting under generally accepted accounting principles, and under the purchase method of accounting, NNN is considered the acquirer of GBE.
     (a) On December 10, 2007, the audit committee of the Company chose to dismiss Deloitte & Touche LLP (“D&T”), the independent registered public accounting firm that was previously engaged to audit the financial statements of NNN. In the past two years, no report on the financial statements of NNN issued by D&T contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during NNN’s two most recent fiscal years and any subsequent interim period preceding the dismissal of D&T, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.
     Except as described below, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred during the fiscal years ended December 31, 2005 and December 31, 2006 and through December 10, 2007. The audit committee of the board of directors of the Company has discussed the material weakness described below with D&T, and the Company has authorized D&T to respond fully to the inquiries of a successor auditor concerning the subject matter below.
     In connection with D&T’s audit of the annual financial statements of NNN for the year ended December 31, 2006, D&T advised NNN that it believed the following matter constituted a material weakness:
     Material weakness related to stock based compensation — NNN did not timely record a stock compensation charge related to an equity award granted to an employee by principal shareholders in exchange for services to be provided to NNN. There is more than a remote likelihood that a material misstatement could have occurred due to the existence of this material weakness in internal control. The misstatement resulted from a deficiency in the operation of internal control over financial reporting.
     The Company provided D&T with a copy of this Current Report on Form 8-K and requested that D&T furnish a letter addressed to the United States Securities and Exchange Commission stating whether it agreed with the above statements made by the Company. A copy of such letter, dated December 14, 2007, is filed as Exhibit 16.1 to this Form 8-K, and incorporated herein by reference.
     (b) On December 10, 2007, the audit committee of the Company appointed Ernst & Young LLP (“E&Y”), who was previously engaged by GBE as its independent registered public accounting firm, to audit financial statements of the Company going forward. During the years ended December 31, 2005 and 2006, and during the transition period from January 1, 2007 through December 10, 2007, the Company did not consult with E&Y in regards to NNN with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.
     Item 8.01. Other Matters
     On December 12, 2007, the Company issued a press release announcing that a fourth quarter dividend of $0.1025 per share was declared with respect to Company stockholders of record on December 28, 2007, payable on or about January 14, 2008. The dividend will be pro rated for the period December 8, 2007 through December 31, 2007. A copy of the press release is annexed hereto as Exhibit 99.1 and incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits
     (d) The following are filed as Exhibits to this Current Report on Form 8-K:

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 14, 2007.

99.1	Press Release (“Grubb & Ellis Company Announces Fourth Quarter Dividend”), dated December 13, 2007, of Grubb & Ellis Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY
Date: December 14, 2007	By:	/s/ Richard W. Pehlke
		Name:	Richard W. Pehlke
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 14, 2007.

99.1	Press Release (“Grubb & Ellis Company Announces Fourth Quarter Dividend”), dated December 13, 2007, of Grubb & Ellis Company.

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